AMENDMENT NO. 2 TO CREDIT AGREEMENT
This Amendment No. 2 to Credit Agreement, dated as of July 5, 2017 (this “Amendment”) to that certain Credit Agreement, dated as of November 7, 2016 (as amended as of May 8, 2017 by that certain Amendment No.1 and Waiver to Credit Agreement, the “Credit Agreement”), among COHERENT, INC., a Delaware corporation (the “Parent”), COHERENT HOLDING GMBH, a German company with limited liability (the “Borrower”), the Guarantors from time to time party thereto, BARCLAYS BANK PLC, as administrative agent (the “Administrative Agent”) and as an L/C Issuer, BANK OF AMERICA, N.A., as an L/C Issuer, MUFG UNION BANK, N.A., as an L/C Issuer, and the financial institutions from time to time party thereto as lenders (in such capacity, the “Lenders”), is entered into by and among Parent, Borrower, COHERENT EUROPE B.V., a company incorporated as a belsloten vennootschap met beperkte aansprakelijkheid under the laws of the Netherlands (“EBV”), ROFIN-SINAR TECHNOLOGIES EUROPE, S.L., a company validly incorporated and duly existing under the laws of Spain (“RS Spain”), COHERENT DUTCH MERGER SUB B.V., a company incorporated as a besloten vennootschap met beperkte aansprakelijkheid under the laws of the Netherlands (“Dutch Merger Sub”), the other Guarantors and the Administrative Agent. Capitalized terms used herein but not defined herein are used as defined in the Credit Agreement.
W I T N E S S E T H:
WHEREAS, EBV and RS Spain pledged their respective interests in the outstanding shares of the Borrower in favor of the Administrative Agent, for the benefit of the Secured Parties to secure certain Obligations pursuant to that certain (i) Share Pledge Agreement, dated as of November 7, 2016, by and between EBV, the Borrower and Barclays Bank PLC, as administrative agent and collateral agent under the Loan Documents (in such capacity, the “Agent”); (ii) Amended Share Pledge Agreement, dated as of December 27, 2016, by and among, EBV, RS Spain, the Borrower and the Agent; and (iii) Confirmation and Junior Ranking Share Pledge Agreement, dated as of May 8, 2017, by and among EBV, RS Spain, the Borrower and the Agent (collectively, the “Equity Pledge Agreements”);
WHEREAS, Coherent, Inc., acting in its capacity as general partner (beherend vennoot) and in the name and for the account of COHR International Trading C.V., a limited partnership (commanditaire vennootschap) formed under the laws of the Netherlands (“CV2”), pledged its shares of Dutch Merger Sub in favor of the Administrative Agent, for the benefit of the Secured Parties to secure the Obligations pursuant to that certain deed of pledge of shares dated as of 7 November 2016;
WHEREAS, EBV, RS Spain and Dutch Merger Sub desire to enter into an agreement (the “Conversion Agreement”) providing for, inter alia, the conversion (the “Conversion”) of the legal form of the Borrower from a German company with limited liability to a Germany limited partnership (the Borrower, after giving effect to the Conversion, the “KG Borrower”);
WHEREAS, as an interim step, the Conversion Agreement contemplates that EBV will transfer fifty shares in the Borrower in a nominal amount of €50.00 (the “Trust Shares”) to Dutch Merger Sub to be held by it in trust for EBV (the “Trust”);
WHEREAS, upon completion of the steps contemplated by the Conversion Agreement and the registration of the conversion with the competent commercial register (Handelsregister) of the local court (Amtsgericht) Darmstadt, Germany, (i) the Conversion will be completed, (ii) EBV and RS Spain will be the limited partners of the KG Borrower with capital interests in the KG Borrower, and (iii) Dutch Merger Sub will be the general partner of KG Borrower without a capital interest in the KG Borrower;

WHEREAS, the Conversion Agreement and the steps contemplated thereby are pursuant to, and within the definition of, the Post-Closing Reorganization; and
WHEREAS, Section 11.01 of the Credit Agreement authorizes the Administrative Agent and the Borrower and the applicable Loan Parties party to the Credit Agreement to amend the Credit Agreement to permit the Post-Closing Reorganization; provided that the Required Lenders do not object in writing to such amendment within 10 Business Days of receipt of notice thereof.
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.	AMENDMENTS TO THE CREDIT AGREEMENT
Effective as of the Second Amendment Effective Date and subject to the satisfaction (or waiver) of the conditions set forth in Section 2 below, the Credit Agreement is hereby amended as follows:
1.1    The following definitions of “Second Amendment” and “Second Amendment Effect Date” shall hereby be inserted into Section 1.01 of the Credit Agreement in the correct alphabetical order:
““Second Amendment”: Amendment No. 2, dated as of July 5, 2017, among the Parent, the Borrower, the Guarantors party thereto and the Administrative Agent.””
““Second Amendment Effective Date”: as defined in the Second Amendment.””
1.1    Section 7.21 of the Credit Agreement is hereby amended by adding the following clause (c) immediately after clause (b) thereof:
“(c)    In connection with the Conversion Agreement (as such term is defined in the Second Amendment) and the steps contemplated thereby, the Loan Parties shall deliver, or cause to be delivered, the items set forth in Section 4 of the Second Amendment on or prior to the dates set forth therein and such items shall constitute all of the actions required to be taken and items to be delivered by the Loan Parties under this Agreement and the other Loan Documents in respect of or as a result of the Conversion Agreement (as such term is defined in the Second Amendment) and the steps contemplated thereby, and all representations, warranties and covenants contained in this Agreement (including the obligations under Section 7.14) and the other Loan Documents shall be deemed modified to so limit the actions and deliverables.”
1.2    Section 8.09(a) of the Credit Agreement is hereby amended by deleting clause (13) in its entirety and inserting the below clauses (13) and (14) at the end of Section 8.09(a):
“(13) Contractual Obligations contemplated by or pursuant to the Post-Closing Reorganization; and
(14) any encumbrances or restrictions of the type referred to in clauses (a)(i) through (iv) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of, or similar arrangements to, the contracts, instruments or obligations referred to in clauses (1) through (13) above.”
1.3    Section 8.09(b) of the Credit Agreement is hereby amended by deleting clause (13) in its entirety and inserting the below clauses (13) and (14) at the end of Section 8.09(b):

“(13) Contractual Obligations contemplated by or pursuant to the Post-Closing Reorganization; and
(14) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of, or similar arrangements to, the contracts, instruments or obligations referred to in clauses (1) through (13) above.”

SECTION 2.	CONDITIONS PRECEDENT
This Amendment shall be effective (the “Second Amendment Effective Date”) on the date that the following conditions precedent having been satisfied or duly waived:
2.1    Executed Agreement. The Administrative Agent shall have received this Amendment, duly executed by each of the Parent, the Borrower, the Guarantors and the Administrative Agent.
2.2    Fees and Other Amounts. The Parent shall have paid in full in immediately available funds on the Second Amendment Effective Date all fees and reimbursable expenses that have been invoiced at least one Business Day prior to the Second Amendment Effective Date that are due and payable to the Administrative Agent in connection herewith.
2.3    Representations and Warranties. Each of the representations and warranties contained in Section 3 below shall be true and correct.
2.4    USA Patriot Act. The Administrative Agent shall have received from each of the Loan Parties documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act, to the extent such documentation or other information has been requested in writing at least five Business Days prior to the Amendment Effective Date.
2.5    Waiver of Requirement to Provide Notices. This Amendment is deemed to be notice of any requirements under Section 7 and/or 8 (as applicable) of the Equity Pledge Agreements in respect of the steps contemplated by the Conversion Agreement.

SECTION 3.	REPRESENTATIONS AND WARRANTIES
Each of Parent and the Borrower, on behalf of itself and each Loan Party, hereby represents and warrants to the Administrative Agent, the L/C Issuers and each Lender, with respect to all Loan Parties, as follows:
3.1    Incorporation of Representations and Warranties from Loan Documents. After giving effect to this Amendment, each of the representations and warranties in Article VI of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent that such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects) on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date.
3.2    Corporate Power and Authority. Each Loan Party party hereto has (a) the corporate or other power and authority to make, deliver and perform the Amendment and the other Loan Documents to which it is a party and (b) taken all necessary corporate or other action to authorize the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party.

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3.3    Absence of Default. Neither the Parent, the Borrower nor any of its Restricted Subsidiaries is in violation of any Requirement of Law or Contractual Obligation that could reasonably be expected to have a Material Adverse Effect. At the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 4.	COVENANTS
Notwithstanding anything to the contrary in the Credit Agreement or the Loan Documents, the following shall constitute the only documents required to be delivered by the Loan Parties in connection with the Conversion Agreement and the steps contemplated thereby:
4.1    Pledge Confirmation. Within 30 days of the Conversion (or such longer period as the Administrative Agent may agree in its reasonable discretion), EBV, RS Spain and the Administrative Agent shall execute and deliver a pledge confirmation in respect of the Equity Pledge Agreements (which pledge confirmation shall exclude the general partnership interest in the KG Borrower owned by Dutch Merger Sub after giving effect to the Conversion and all Ancillary Rights (as defined in each of the Equity Pledge Agreements) and any other ancillary rights or other rights, in each case, pertaining to such general partnership interest (collectively, the “Released Collateral Rights”), in substantially the form attached hereto as Exhibit A.
4.2    Partnership Interest Pledge Agreement. Within 30 days of the Conversion (or such longer period as the Administrative Agent may agree in its reasonable discretion), EBV, RS Spain, Dutch Merger Sub and the Administrative Agent shall execute and deliver a pledge agreement pursuant to which EBV and RS Spain shall pledge their respective limited partnership interests in the KG Borrower and Dutch Merger Sub shall pledge its general partnership interest in the KG Borrower and the Administrative Agent shall release all pledges created under the Existing Pledge Agreements over the Released Collateral Rights, in substantially the form attached hereto as Exhibit B.
4.3    Deed of Pledge of Shares. Within 30 days of the later of the Conversion and the contribution of all issued shares of Dutch Merger Sub (the “Contribution Shares”) by CV2 to EBV as a result of or in connection with the Conversion (or such longer period as the Administrative Agent may agree in its reasonable discretion), EBV, Dutch Merger Sub and the Administrative Agent shall execute and deliver a deed of pledge of shares pursuant to which EBV shall pledge the Contribution Shares to the Administrative Agent, in substantially the form attached hereto as Exhibit C.
4.4    Certain Other Documents. Within 30 days of the Conversion (or such longer period as the Administrative Agent may agree in its reasonable discretion), and in any case together with the pledge confirmation pursuant to Section 4.1 above, the partnership interest pledge agreement pursuant to Section 4.2 above and the deed of pledge of shares pursuant to Section 4.3 above, the Borrower shall deliver each of the following, in form and substance reasonably satisfactory to the Administrative Agent:
(a)    resolutions of the sole shareholder of RS Spain and resolutions of the board of directors of EBV and RS Spain approving, inter alia, the terms of, the performance under, and the transactions contemplated by the pledge confirmation pursuant to Section 4.1 above;
(b)    resolutions of the sole shareholder of RS Spain and Dutch Merger Sub and resolutions of the board of directors of EBV, RS Spain and Dutch Merger Sub approving, inter alia, the terms of, the performance under, and the transactions contemplated by the partnership pledge agreement pursuant to Section 4.2 above;

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(c)    resolutions of the sole shareholder of Dutch Merger Sub and resolutions of the board of directors of Dutch Merger Sub and EBV approving, inter alia, the terms of, the performance under, and the transactions contemplated by the pledge of shares pursuant to Section 4.3 above; and
(d)    an executed legal opinion of CMS Hasche Sigle Partnerschaft von Rechtsanwälten und Steuerberatern mbB, counsel to the Borrower, in form and substance reasonably acceptable to the Administrative Agent.
4.5    Spain. Within 10 Business Days after the Amendment Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Borrower shall, or shall cause the applicable Loan Party to, deliver to the Administrative Agent (or cause, as applicable) each of the following, in form and substance reasonably satisfactory to the Administrative Agent:
(a)    Notarization of the Amendment before a Notary Public in Spain; and
(b)    Ratification and extension of the following Spanish Security Documents: (i) pledge granted by ROFIN-SINAR TECHNOLOGIES, INC over the quotas of Rofin-Sinar Technologies Europe, S.L. and (ii) pledges granted by ROFINSINAR TECHNOLOGIES EUROPE, S.L. over (1) credit rights derived from bank accounts, (2) quotas of ROFIN–BAASEL ESPAÑA, S.L., (3) credit rights derived from agreements, in each case notarized before a Notary Public in Spain.

Section 5.	REAFFIRMATION
5.1    German Reaffirmation.
(a)    The Borrower and each Loan Party organized in Germany (each, a “German Guarantor” and collectively, the “German Guarantors”) as well as each other grantor of German law governed security hereby confirms that the guaranties, security interests and liens granted by it pursuant to the Loan Documents continue to guarantee and secure the Obligations as set forth in the Loan Documents and that such guaranties, security interests and liens remain in full force and effect. The Borrower and each German Guarantor as well as each other grantor of German law governed security confirms and ratifies its obligations under each of the Loan Documents executed by it after giving effect to this Amendment.
(b)    Without limiting the generality of clause (a) above, the Borrower and each German Guarantor that is party to the relevant existing German Security Documents governed by German law (each an “Original German Security Document”), hereby confirms and agrees that:
(i)    the security interests created under each Original German Security Document shall secure the respective Secured Obligations (as defined in the relevant Original German Security Document) after giving effect to this Amendment, including all liabilities and obligations of or claims against the Borrower or any relevant German Party under or in connection with this Amendment; and
(ii)    the validity and enforceability of the security interests created under each Original German Security Document have not been and will not be impaired or limited by the amendments to the Credit Agreement by this Amendment.

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5.2    Spanish Reaffirmation.
(a)    Each Loan Party organized in Spain (each, a “Spanish Guarantor” and collectively, the “Spanish Guarantors”) as well as each other grantor of Spanish law governed security hereby confirms that the guaranties, security interests and liens granted by it pursuant to the Loan Documents continue to guarantee and secure the Obligations as set forth in the Loan Documents and that such guaranties, security interests and liens remain in full force and effect. Each Spanish Guarantor as well as each other grantor of Spanish law governed security confirms and ratifies its obligations under each of the Loan Documents executed by it after giving effect to this Amendment.
5.3    Exception for Released Liens. For avoidance of doubt, the provisions of this Section 5 do not apply, and no representation, warranty, covenant or agreement is intended to be made under this Section 5, in respect of security interests and Liens in assets released or required to be released as provided in Section 11.20 of the Credit Agreement notwithstanding any provision herein to the contrary.

Section 6.	MISCELLANEOUS
6.1    Reference to and Effect on the Loan Documents.
(a)    As of the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof”, “therein” and words of like import), shall mean and be a reference to the Credit Agreement as amended by this Amendment.
(b)    Except as expressly amended or waived, as applicable, hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, any Lender or any L/C Issuer under the Credit Agreement or any Loan Document, or constitute a waiver or amendment of any other provision of the Credit Agreement or any Loan Document (as amended hereby) except as and to the extent expressly set forth herein.
6.2    Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its costs and expenses in connection with this Amendment (and the other Loan Documents delivered in connection herewith) as provided in Section 11.04 of the Credit Agreement.
6.3    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Receipt by the Administrative Agent of an executed signature page to this Amendment by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tiff”) shall constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.
6.4    Governing Law. THIS AMENDMENT AND ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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6.5    Loan Document and Integration. This Amendment shall constitute a Loan Document, and together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
6.6    Headings. Section headings contained in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
6.7    No Novation. Each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation but, rather, an amendment of the terms of a pre-existing Indebtedness and related agreement, as evidenced by the Credit Agreement.
6.8    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and partners thereunto duly authorized, as of the date indicated above.
COHERENT, INC., as the Parent and a Domestic Guarantor
By:    /s/ Bret DiMarco___________________________
    Name:    Bret DiMarco

Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Amendment No. 2]

COHERENT HOLDING GMBH, as the Borrower

By:    /s/ Bret DiMarco____________________________
    Name:    Bret DiMarco

Title:	Managing Director

[Signature Page to Amendment No. 2]

COHERENT INTERNATIONAL LLC
COHERENT-DEOS, LLC
COHERENT, TIOS, INC.
COHERENT INVESTMENT, LLC
COHERENT ASIA, INC.
ROFIN-SINAR TECHNOLOGIES LLC.
PRC LASER CORPORATION
LEE LASER, INC.
ROFIN-SINAR, INC.
DILAS DIODE LASER INC.
NUFERN
COHERENT TRADING, LLC, each as a Domestic Guarantor

By:    /s/ Mitchell McPeek_________________________
    Name:    Mitchell McPeek

Title:	President

[Signature Page to Amendment No. 2]

COHERENT GMBH
COHERENT (DEUTSCHLAND) GMBH
COHERENT KAISERSLAUTERN GMBH
COHERENT GERMANY GMBH
COHERENT REAL ESTATE GMBH
ROFIN-SINAR LASER GMBH
RASANT-ALCOTEC BESCHICHTUNGSTECHNIK GMBH
DILAS DIODENLASER GMBH
PMB ELEKTRONIK GMBH
WB-PRC LASER SERVICE GMBH
BAASEL LASERMED GMBH
CBL VERWALTUNGSGESELLSCHAFT MBH, each as a Foreign Guarantor
By:    /s/ Mitchell McPeek_________________________
    Name:    Mitchell McPeek

Title:	Managing Director

[Signature Page to Amendment No. 2]

ROFIN-BAASEL LASERTECH GMBH & CO., KG, as a Foreign Guarantor

represented by its general partner
CBL VERWALTUNGSGESELLSCHAFT MBH,
the latter represented by
By:    _/s/ Mitchell McPeek_______________________
    Name:    Mitchell McPeek

Title:	Managing Director
COHERENT REAL ESTATE 1 GMBH & CO. KG
COHERENT REAL ESTATE 2 GMBH & CO. KG
COHERENT REAL ESTATE 3 GMBH & CO. KG, each as a Foreign Guarantor each represented by its general partner
COHERENT REAL ESTATE GMBH
the latter represented by
By:    _/s/ Mitchell McPeek_______________________
    Name:    Mitchell McPeek

Title:	Managing Director
COHERENT LASERSYSTEMS GMBH & CO., KG, as a Foreign Guarantor

represented by its general partner
COHERENT GMBH,
the latter represented by
By:    _/s/ Mitchell McPeek________________________
    Name:    Mitchell McPeek

Title:	Managing Director

[Signature Page to Amendment No. 2]

COHERENT (UK) HOLDINGS LIMITED, as a Foreign Guarantor

By:    _/s/ Mitchell McPeek________________________
    Name:    Mitchell McPeek

Title:	Director
COHERENT (UK) LIMITED, as a Foreign Guarantor

By:    _/s/ Mitchell McPeek________________________
    Name:    Mitchell McPeek

Title:	Director
COHERENT SCOTLAND LIMITED, as a Foreign Guarantor

By:    _/s/ Mitchell McPeek_______________________
    Name:    Mitchell McPeek

Title:	Director
MIDAZ LASERS LIMITED, as a Foreign Guarantor

By:    __/s/ Mitchell McPeek_______________________
    Name:    Mitchell McPeek

Title:	Director
ROFIN-BAASEL UK LIMITED, as a Foreign Guarantor

By:    _/s/ Mitchell McPeek________________________
    Name:    Mitchell McPeek

Title:	Director
E.S. TECHNOLOGY LIMITED, as a Foreign Guarantor

By:    _/s/ Mitchell McPeek_______________________
    Name:    Mitchell McPeek

Title:	Director

[Signature Page to Amendment No. 2]

[Signature Page to Amendment No. 2]

Signed for and on behalf of COHR INTERNATIONAL INVESTMENT C.V., as a Foreign Guarantor
By: COHERENT TRADING, LLC, in its capacity as general partner (in Dutch: beherend vennoot)
By:    _/s/ Mitchell McPeek_______________________
    Name:    Mitchell McPeek

Title:	President
Signed for and on behalf of COHR INTERNATIONAL TRADING C.V., as a Foreign Guarantor
By: COHERENT INC., in its capacity as general partner (in Dutch: beherend vennoot)
By:    _/s/ Bret DiMarco___________________________
    Name:    Bret DiMarco

Title:	Executive Vice President, General Counsel and Secretary
COHERENT EUROPE B.V.
COHERENT DUTCH MERGER SUB B.V.
ROFIN-BAASEL BENELUX B.V., each as a Foreign Guarantor

By:    __/s/ Mitchell McPeek______________________
    Name:    Mitchell McPeek

Title:	Director

[Signature Page to Amendment No. 2]

ROFIN-SINAR TECHNOLOGIES EUROPE, S.L., as a Foreign Guarantor
By:    __/s/ Mitchell McPeek_______________________
    Name:    Mitchell McPeek

Title:	Joint and Several Director

[Signature Page to Amendment No. 2]

BARCLAYS BANK PLC, as Administrative Agent

By:    _/s/ May Huang____________________________
    Name:    May Huang
Title: Assistant Vice President

[Signature Page to Amendment No. 2]

EXHIBIT A

Pledge Confirmation

CONFIRMATION AGREEMENT

between
COHERENT EUROPE B.V.
(as Pledgor 1)
ROFIN-SINAR TECHNOLOGIES EUROPE, S.L.
(as Pledgor 2)
and

BARCLAYS BANK PLC
(as Administrative Agent)

TABLE OF CONTENTS
1.    INTERPRETATION                            5
2.    CONFIRMATION OF PLEDGES                    6
3.    PARTIAL INVALIDITY                        6
4.    CONFLICTS                                7
5.    AMENDMENTS                            7
6.    WAIVERS                                7
7.    GOVERNING LAW; JURISDICTION                    7

This CONFIRMATION AGREEMENT (this "Agreement") is made
BETWEEN:

(1)
COHERENT EUROPE B.V., a company incorporated as a besloten vennootschap under the laws of The Netherlands, registered with the trade register of The Netherlands under number 16076958 as pledgor (the "Pledgor 1");

(2)
ROFIN-SINAR TECHNOLOGIES EUROPE, S.L, a company incorporated under the laws of Spain, registered with the Mercantile Registry of Barcelona under Volume 42189, Folio 15, Sheet B-265887 as additional pledgor (the "Pledgor 2" and, together with the Pledgor 1, the "Pledgors" and each a "Pledgor");

(3)
BARCLAYS BANK PLC, a banking institution organized under the laws of United Kingdom, having its seat in London and registered under number 1026167, in its capacity as administrative agent and collateral agent under the Loan Documents (the "Administrative Agent" and, together with the Pledgors, the "Parties").

WHEREAS:

(A)
Pursuant to a credit agreement dated November 7, 2016 by and among, inter alios, the lenders from time to time party thereto (the "Lenders"), the joint lead arrangers and joint bookrunners named therein, the Administrative Agent, Coherent, Inc. as parent, Coherent Holding BV & Co. KG (a partnership (Kommanditgesellschaft) incorporated under the laws of Germany, registered with the commercial register (Handelsregister) at the local court (Amtsgericht) of [ ] under the registration number HRA [   ]) (the "Pledged Company") (formerly Coherent Holding GmbH) as the borrower (the "Borrower") and the Guarantors named therein (as amended by an amendment no. 1 and waiver to credit agreement dated May 8, 2017, an amendment no. 2 to credit agreement ("Amendment No. 2") dated [   ], 2017 and as further amended, restated, extended or otherwise modified from time to time, the "Credit Agreement"), the applicable Lenders have made available (i) a revolving facility to the Borrower in the aggregate principal amount of USD 100,000,000 and (ii) a term facility to the Borrower in an aggregate principal amount of EUR 670,000,000, in each case on the terms and subject to the conditions set forth in the Credit Agreement.

(B)	In connection with the Credit Agreement,

(i)
Pledgor 1, the Administrative Agent and the Pledged Company have entered into a share pledge agreement dated November 7, 2016 and relating to the pledge over all shares (Geschäftsanteile) in the Pledged Company (incorporated as Coherent Holding GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) at that time);

(ii)
Pledgor 1, Pledgor 2, the Administrative Agent and the Pledged Company have entered into an amended share pledge agreement dated December 27, 2016 and relating to the pledge over all shares (Geschäftsanteile) in the Pledged Company (incorporated as Coherent Holding GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) at that time); and

(iii)
Pledgor 1, Pledgor 2, the Administrative Agent and the Pledged Company have entered into a confirmation and junior ranking share pledge agreement dated May 8, 2017 and relating to the pledge over all shares (Geschäftsanteile) in the Pledged Company (incorporated as Coherent Holding GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) at that time) (together, the "Existing Share Pledge Agreements").

(C)
The shareholders of Coherent Holding GmbH (now the Pledged Company) have agreed to change the legal form of Coherent Holding GmbH (now the Pledged Company) from a limited liability company (Gesellschaft mit beschränkter Haftung) into a limited partnership (Kommanditgesellschaft). The conversion (the "Conversion") has been entered into the commercial register (Handelsregister) of the local court (Amtsgericht) of [   ] on [   ].

(D)	Following the Conversion, the partnership interests in the Pledged Company are split as follows:

(i)	Pledgor 1 holds a limited partnership interest (Kommanditanteil) in the Pledged Company;

(ii)	Pledgor 2 holds another limited partnership interest (Kommanditanteil) in the Pledged Company; and

(iii)	Coherent Dutch Merger Sub B.V. holds the general partnership interest (Komplementäranteil) in the Pledged Company.

(E)
Subsequently to the Conversion, the existing pledges – which have survived the Conversion – created under the Existing Share Pledge Agreements with respect to the general partnership interest (Komplementäranteil) in the Pledged Company owned by Coherent Dutch Merger Sub B.V. (the "Released Partnership Interest") and all Ancillary Rights (as defined in each of the Existing Share Pledge Agreements) and any other ancillary rights or other rights pertaining to the Released Partnership Interest (the "Collateral Rights" and, together with the Released Partnership Interest, collectively, the "Released Collateral Rights") will be or have been released under a partnership interest pledge agreement, dated on or about the date hereof, relating to the partnership interests in the Pledged Company between the Pledgors and Coherent Dutch Merger Sub B.V. as pledgors and the Administrative Agent as pledgee.

(F)
It is a condition under the Amendment No. 2 that the Parties enter into this Agreement. Each of the Pledgors has agreed to confirm the pledges created under the Existing Share Pledge Agreements with respect to the limited partnership interest owned by it.

IT IS AGREED as follows:

1.	INTERPRETATION

1.2	Unless otherwise defined in this Agreement, words and expressions defined in the Credit Agreement shall have the same meaning when used in this Agreement.

1.3	Any reference in this Agreement to a defined document is a reference to that defined document as amended (however fundamentally), supplemented, novated, restated or superseded from time to time.

1.4	A reference to any Person in this Agreement includes such Person's successors, transferees and assignees.

1.5	Where the context so permits, the singular includes the plural and vice versa.

1.6	The headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

1.7	This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

2.	CONFIRMATION OF PLEDGES

1.
Each Pledgor confirms that the pledges created under the Existing Share Pledge Agreements, except for the pledges created under the Existing Share Pledge Agreements concerning the Released Collateral Rights, secure the Secured Obligations (as defined in the Existing Share Pledge Agreements).

2.
The pledges created under the Existing Share Pledge Agreements, except for the pledges created under the Existing Share Pledge Agreements concerning the Released Collateral Rights, continue to be in full force and effect. The validity and enforceability of the security interest created under the Existing Share Pledge Agreements (except for the pledges created under the Existing Share Pledge Agreements concerning the Released Collateral Rights) shall not be and will not be impaired by Amendment No. 2.

3.	PARTIAL INVALIDITY
If any provision of this Agreement should be or become invalid or unenforceable in whole or in part, this shall not affect the validity or enforceability of the remaining provisions hereof. The invalid or unenforceable provision shall be replaced by such valid and enforceable provision or agreement which best meets the intended purpose of the provision required to be replaced. The same shall apply in the event that this Agreement does not contain a provision which it needs to contain in order to achieve the intended economic purpose as expressed herein.

4.	CONFLICTS
In case any conflicts between the terms of this Agreement and the terms of the Credit Agreement, the terms of the Credit Agreement shall prevail.

5.	AMENDMENTS
Unless notarial form is required by mandatory law, changes and amendments to this Agreement (including to this Clause 5) must be made in writing.

6.	WAIVERS
No failure or delay by the Administrative Agent in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any right or remedy preclude its further exercise or the exercise of any other right or remedy. The Loan Documents shall not limit or exclude any statutory legal remedies.

7.	GOVERNING LAW; JURISDICTION

1.	This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with German law.

2.
The courts of Frankfurt am Main shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (each a "Dispute").

3.
Sub-paragraph (b) is for the Administrative Agent's benefit only. As a result, the Administrative Agent shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.

The Pledgor 1
COHERENT EUROPE B.V.

By: _______________________________ Name: Title:	By: _______________________________ Name: Title:

The Pledgor 2
ROFIN-SINAR TECHNOLOGIES EUROPE, S.L.

By: _______________________________ Name: Title:	By: _______________________________ Name: Title:

The Administrative Agent
BARCLAYS BANK PLC

By: _______________________________ Name: Title:	By: _______________________________ Name: Title:

EXHIBIT B

Partnership Interest Pledge Agreement

1

PARTNERSHIP INTEREST PLEDGE AGREEMENT
relating to the partnership interests in Coherent Holding BV & Co. KG between
COHERENT DUTCH MERGER SUB B.V.
(as Pledgor 1)
COHERENT EUROPE B.V.
(as Pledgor 2)
ROFIN-SINAR TECHNOLOGIES EUROPE, S.L.
(as Pledgor 3)
COHERENT HOLDING BV & Co. KG
(as Pledged Company, solely with respect to Clause 21 and Clause 22 of this Agreement)
and
BARCLAYS BANK PLC
(as Administrative Agent)

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION 5

2.	RELEASE OF CERTAIN PLEDGES 9

3.	PLEDGE 9

4.	SECURITY PURPOSE 11

5.	PROFIT DISTRIBUTIONS AND OTHER DISTRIBUTIONS 11

6.	VOTING RIGHTS 12

7.	REPRESENTATIONS AND WARRANTIES 13

8.	UNDERTAKINGS OF THE PLEDGOR 14

9.	ENFORCEMENT 16

10.	INDEPENDENT AND CONTINUING SECURITY 18

11.	RELEASE (SICHERHEITENFREIGABE) 18

12.	WAIVER OF DEFENSES 18

13.	NO RECOURSE AGAINST THIRD PARTIES 18

14.	ASSIGNMENT 19

15.	PARTIAL INVALIDITY 20

16.	CONFLICTS 20

17.	AMENDMENTS 20

18.	WAIVERS 20

19.	NOTICES AND THEIR LANGUAGE 21

20.	GOVERNING LAW; JURISDICTION 22

21.	NOTIFICATION OF PLEDGES 23

22.	CONSENT OF THE PLEDGOR AND THE PLEDGED COMPANY 23

This PARTNERSHIP INTEREST PLEDGE AGREEMENT (this "Agreement") is made
BETWEEN:

(1)
COHERENT DUTCH MERGER SUB B.V., a company incorporated as a besloten vennootschap under the laws of The Netherlands, registered with the trade register of The Netherlands under number 66661315 as pledgor (the "Pledgor 1");

(2)
COHERENT EUROPE B.V., a company incorporated as a besloten vennootschap under the laws of The Netherlands, registered with the trade register of The Netherlands under number 16076958 as pledgor (the "Pledgor 2");

(3)
ROFIN-SINAR TECHNOLOGIES EUROPE, S.L, a company incorporated under the laws of Spain, registered with the Mercantile Registry of Barcelona under Volume 42189, Folio 15, Sheet B-265887 as additional pledgor (the "Pledgor 3" and, together with the Pledgor 1 and Pledgor 2, the "Pledgors" and each a "Pledgor");

(4)
COHERENT HOLDING BV & Co. KG (formerly Coherent Holding GmbH), a partnership (Kommanditgesellschaft) incorporated under the laws of Germany, registered with the commercial register (Handelsregister) at the local court (Amtsgericht) of [   ] under the registration number HRA [   ] as pledged company (the "Pledged Company"), solely with respect to Clause 21 and Clause 22 of this Agreement; and

(5)
BARCLAYS BANK PLC, a banking institution organized under the laws of United Kingdom, having its seat in London and registered under number 1026167, in its capacity as administrative agent and collateral agent under the Loan Documents (the "Administrative Agent").

WHEREAS:

(A)
Pursuant to a credit agreement dated November 7, 2016 by and among, inter alios, the lenders from time to time party thereto (the "Lenders"), the joint lead arrangers and joint bookrunners named therein, the Administrative Agent, Coherent, Inc. as parent (the "Parent"), the Pledged Company (formerly Coherent Holding GmbH) as the borrower

(the "Borrower") and the Guarantors named therein (as amended by an amendment no. 1 and waiver to credit agreement dated May 8, 2017, an amendment no. 2 to credit agreement ("Amendment No. 2") dated [   ], 2017 and as further amended, restated, extended or otherwise modified from time to time, the "Credit Agreement"), the applicable Lenders have made available (i) a revolving facility to the Borrower in the aggregate principal amount of USD 100,000,000 and (ii) a term facility to the Borrower in an aggregate principal amount of EUR 670,000,000, in each case on the terms and subject to the conditions set forth in the Credit Agreement.

(B)	In connection with the Credit Agreement,

(i)
Pledgor 2, the Administrative Agent and the Pledged Company have entered into a share pledge agreement dated November 7, 2016 and relating to the pledge over all shares (Geschäftsanteile) in the Pledged Company (incorporated as Coherent Holding GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) at that time);

(ii)
Pledgor 2, Pledgor 3, the Administrative Agent and the Pledged Company have entered into an amended share pledge agreement dated December 27, 2016 and relating to the pledge over all shares (Geschäftsanteile) in the Pledged Company (incorporated as Coherent Holding GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) at that time); and

(iii)
Pledgor 2, Pledgor 3, the Administrative Agent and the Pledged Company have entered into a confirmation and junior ranking share pledge agreement dated May 8, 2017 and relating to the pledge over all shares (Geschäftsanteile) in the Pledged Company (incorporated as Coherent Holding GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) at that time) (together, the "Existing Share Pledge Agreements").

(C)
The shareholders of Coherent Holding GmbH (now the Pledged Company) have agreed to change the legal form of Coherent Holding GmbH (now the Pledged Company) from a limited liability company (Gesellschaft mit beschränkter Haftung) into a limited partnership (Kommanditgesellschaft). The conversion (the "Conversion") has been

entered into the commercial register (Handelsregister) of the local court (Amtsgericht) of [   ] on [   ].

(D)
Following the Conversion, the existing pledges – which have survived the Conversion – created under the Existing Share Pledge Agreements with respect to the general partnership interest (Komplementäranteil) in the Pledged Company owned by the Pledgor 1 (the "Released Partnership Interest") and all Ancillary Rights (as defined in each of the Existing Share Pledge Agreements) and any other ancillary rights or other rights pertaining to the Released Partnership Interest (the "Collateral Rights" and, together with the Released Partnership Interest, collectively, the "Released Collateral Rights") shall be released.

(E)	The security created pursuant to this Agreement is to be administered by the Administrative Agent pursuant to the terms of the Credit Agreement.

(F)
It is a condition under the Amendment No. 2 that the Parties enter into this Agreement. Each of the Pledgors has agreed to pledge its respective partnership interests in the Pledged Company and the ancillary rights pertaining thereto to the Administrative Agent as collateral for the Secured Obligations (as defined below).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement:
"Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.
"BGB" means the German Civil Code (Bürgerliches Gesetzbuch).
"Enforcement Event" means an Event of Default that has occurred and is continuing.

"Excluded Future Partnership Interests" means any Partnership Interests in relation to which the Administrative Agent receives an Excluded Partnership Interest Notice (as defined below) from the relevant Pledgor in accordance with Clause 3.4 (Excluded Future Partnership Interests).
"Excluded Partnership Interest Table" means the table named "Excluded Partnership Interest Table" in any Excluded Partnership Interest Notice issued in accordance with Clause 3.4 (Excluded Future Partnership Interests).
"Existing Partnership Interests" means the Existing Partnership Interests Pledgor 1, the Existing Partnership Interests Pledgor 2 and the Existing Partnership Interests Pledgor 3.
"Existing Partnership Interests Pledgor 1" means the general partnership interest (Komplementäranteil) in the Pledged Company owned by the Pledgor 1 and all other partnership interests in the Pledged Company owned by the Pledgor 1, if any.
"Existing Partnership Interests Pledgor 2" means the limited partnership interest (Kommanditanteil) in the Pledged Company owned by the Pledgor 2 and all other partnership interests in the Pledged Company owned by the Pledgor 2, if any.
"Existing Partnership Interests Pledgor 3" means the limited partnership interest (Kommanditanteil) in the Pledged Company owned by the Pledgor 3 and all other partnership interests in the Pledged Company owned by the Pledgor 3, if any.
"Future Partnership Interests" means the Future Partnership Interests Pledgor 1, the Future Partnership Interests Pledgor 2 and the Future Partnership Interests Pledgor 3.
"Future Partnership Interests Pledgor 1" means all partnership interests in the Pledged Company which the Pledgor 1 may acquire in the future in the event of an increase of the partnership interest capital of the Pledged Company or otherwise.

"Future Partnership Interests Pledgor 2" means all partnership interests in the Pledged Company which the Pledgor 2 may acquire in the future in the event of an increase of the partnership interest capital of the Pledged Company or otherwise.
"Future Partnership Interests Pledgor 3" means all partnership interests in the Pledged Company which the Pledgor 3 may acquire in the future in the event of an increase of the partnership interest capital of the Pledged Company or otherwise.
"Group" means the Parent and each of its Subsidiaries from time to time.
"Parties" means the parties to this Agreement.
"Partnership Interests" means the Pledgor 1 Partnership Interests, the Pledgor 2 Partnership Interests and the Pledgor 3 Partnership Interests.
"Pledges" means the pledges created pursuant to Clause 3.1 a), b) and c) (Pledge of Partnership Interests and Ancillary Rights).
"Pledgor 1 Ancillary Rights" means all present and future rights to receive profit distributions and any other form of distributions paid or payable on the Pledgor 1 Partnership Interests, liquidation proceeds, any compensation in case of termination (Kündigung) and/or withdrawal (Austritt) of the Pledgor 1 as partner of the Pledged Company, and all other monetary claims and all other rights pertaining to the Pledgor 1 Partnership Interests (other than voting rights), including without limitation any subscription rights in respect of an increase of the capital amount of the partnership interests and any claims relating to any accounts maintained by the Pledged Company in respect of capital, reserves or otherwise.
"Pledgor 2 Ancillary Rights" means all present and future rights to receive profit distributions and any other form of distributions paid or payable on the Pledgor 2 Partnership Interests, liquidation proceeds, any compensation in case of termination (Kündigung) and/or withdrawal (Austritt) of the Pledgor 2 as partner of the Pledged Company, and all other monetary claims and all other rights pertaining to the Pledgor 2 Partnership Interests (other than voting rights), including without limitation any subscription rights in respect of an increase of the capital amount of the partnership interests and any claims relating to any accounts maintained by the Pledged Company in respect of capital, reserves or otherwise.
"Pledgor 3 Ancillary Rights" means all present and future rights to receive profit distributions and any other form of distributions paid or payable on the Pledgor 3 Partnership Interests, liquidation proceeds, any compensation in case of termination (Kündigung) and/or withdrawal (Austritt) of the Pledgor 3 as partner of the Pledged Company, and all other monetary claims and all other rights pertaining to the Pledgor 3 Partnership Interests (other than voting rights), including without limitation any subscription rights in respect of an increase of the capital amount of the partnership interests and any claims relating to any accounts maintained by the Pledged Company in respect of capital, reserves or otherwise.
"Pledgor 1 Partnership Interests" means the Existing Partnership Interests Pledgor 1 and the Future Partnership Interests Pledgor 1.
"Pledgor 2 Partnership Interests" means the Existing Partnership Interests Pledgor 2 and the Future Partnership Interests Pledgor 2.
"Pledgor 3 Partnership Interests" means the Existing Partnership Interests Pledgor 3 and the Future Partnership Interests Pledgor 3.

"Secured Obligations" means the Obligations of the Pledgors towards the Administrative Agent, including without limitation the Parallel Debt (it being understood that the amount of such Guaranteed Obligations will be subject to the limitations set forth in Article IV of the Credit Agreement).  For the avoidance of doubt, in no event shall the Secured Obligations of any Loan Party that is a Foreign Subsidiary, Foreign Holdco, Disregarded Domestic Person or direct or indirect Domestic Subsidiary of a Foreign Subsidiary include any Obligation under any Secured Swap Contract or Secured Treasury Management Agreement between any Domestic Loan Party and any Lender or Affiliate of a Lender.

1.2	Unless otherwise defined in this Agreement, words and expressions defined in the Credit Agreement shall have the same meaning when used in this Agreement.

1.3	Any reference in this Agreement to a defined document is a reference to that defined document as amended (however fundamentally), supplemented, novated, restated or superseded from time to time.

1.4	A reference to any Person in this Agreement includes such Person's successors, transferees and assignees.

1.5	Where the context so permits, the singular includes the plural and vice versa.

1.6	The headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

1.7
This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

2.	RELEASE OF CERTAIN PLEDGES
The Administrative Agent hereby releases all pledges created under the Existing Share Pledge Agreements over the Released Collateral Rights in accordance with sections 1273 and 1255 of the BGB (Aufhebung des Pfandrechts).
For the avoidance of doubt, (i) all other pledges created under the Existing Share Pledge Agreements shall not be released and it is the understanding of the Parties that such pledges continue to exist following the release of the pledges over the Released Collateral Rights and (ii) the release does not affect the Pledges.

3.	PLEDGE

3.1	Pledge of Partnership Interests and Ancillary Rights

a)	The Pledgor 1 hereby pledges the Existing Partnership Interests Pledgor 1, the Future Partnership Interests Pledgor 1 and the Pledgor 1 Ancillary Rights pertaining thereto to the Administrative Agent;

b)
The Pledgor 2 hereby pledges the Existing Partnership Interests Pledgor 2, the Future Partnership Interests Pledgor 2 and the Pledgor 2 Ancillary Rights pertaining thereto to the Administrative Agent; and

c)	The Pledgor 3 hereby pledges the Existing Partnership Interests Pledgor 3, the Future Partnership Interests Pledgor 3 and the Pledgor 3 Ancillary Rights pertaining thereto to the Administrative Agent.

3.2	Acceptance
The Administrative Agent hereby accepts the Pledges created pursuant to Clause 3.1 a), b) and c) (Pledge of Partnership Interests and Ancillary Rights).

3.3	Independent Pledges

The validity and effect of each of the Pledges shall be independent from the validity and the effect of any of the other Pledges created hereunder. The Pledges to the Administrative Agent shall be separate and individual pledges.

3.4	Excluded Future Partnership Interests
In the event that any of the Partnership Interests will qualify as Excluded Property, the relevant Pledgor 1, Pledgor 2 or Pledgor 3 (as the case may be) may in relation to the Partnership Interests pledged by it, at any time, deliver to the Administrative Agent a completed notification letter substantially in the form set out in Schedule 1 (Form of Excluded Partnership Interest Notice) (each an "Excluded Partnership Interest Notice"). Following receipt of an Excluded Partnership Interest Notice by the Administrative Agent, any of the Partnership Interests referred to in the Excluded Partnership Interest Table shall be considered to be an Excluded Future Partnership Interest and the Administrative Agent shall without undue delay release the security interests in relation to such Excluded Future Partnership Interests (including, for the avoidance of doubt, all Pledgor 1 Ancillary Rights, Pledgor 2 Ancillary Rights or Pledgor 3 Ancillary Rights (as the case may be) pertaining to such Excluded Future Partnership Interests) to the relevant Pledgor 1, Pledgor 2 or Pledgor 3 (as the case may be), provided that, in each case, the respective Excluded Future Partnership Interests can be identified on the basis of the relevant Excluded Partnership Interest Notice in a manner satisfying the German law principle of determinability (Bestimmtheitsgrundsatz)) and further provided that the Administrative Agent has not notified the relevant Pledgor 1, Pledgor 2 or Pledgor 3 (as the case may be) in writing within two (2) Business Days following the receipt of such Excluded Partnership Interest Notice that it does not agree to the qualification of the respective Pledgor 1 Partnership Interests, Pledgor 2 Partnership Interests or Pledgor 3 Partnership Interests (as the case may be) as Excluded Property (each an "Excluded Partnership Interest Release"). The relevant Pledgor 1, Pledgor 2 or Pledgor 3 (as the case may be) hereby accepts such Excluded Partnership Interest Release.

4.	SECURITY PURPOSE
The Pledges granted to the Administrative Agent are constituted in order to secure the prompt and complete satisfaction of any and all Secured Obligations. The Pledges shall also cover any future extensions of the Secured Obligations and each of the Pledgors hereby expressly agrees that the provisions of section 1210 paragraph 1 sentence 2 of the BGB shall not apply to this Agreement.

5.	PROFIT DISTRIBUTIONS AND OTHER DISTRIBUTIONS

5.1	Entitlement to receive profit distributions and other distributions
Notwithstanding that profit distributions and other distributions paid or payable on the Pledgor 1 Partnership Interests, the Pledgor 2 Partnership Interests and the Pledgor 3 Partnership Interests are pledged hereunder, each of the Pledgor 1, Pledgor 2 and Pledgor 3 shall be entitled (to the extent not prohibited by the Loan Documents) to receive, retain and use all profit distributions and other distributions in respect of the Pledgor 1 Partnership Interests, the Pledgor 2 Partnership Interests and the Pledgor 3 Partnership Interests (as applicable) until the occurrence of an Enforcement Event.

5.2	Administrative Agent's rights
Notwithstanding Clause 5.1 (Entitlement to receive profit distributions and other distributions) above, upon the occurrence of an Enforcement Event:

a)
profit shares or other distributions paid or payable otherwise than in cash and other property received, receivable or otherwise distributed in respect of or in exchange for the Pledgor 1 Partnership Interests, the Pledgor 2 Partnership Interests and the Pledgor 3 Partnership Interests;

b)
profit shares or other distributions paid or payable in cash in respect of the Pledgor 1 Partnership Interests, the Pledgor 2 Partnership Interests and the Pledgor 3 Partnership Interests in connection with the partial or total liquidation or dissolution or in connection with the reduction of capital, capital surplus or paid-in surplus; and

c)	cash paid, payable or otherwise distributed in redemption of, or in exchange for the Pledgor 1 Partnership Interests, the Pledgor 2 Partnership Interests and the Pledgor 3 Partnership Interests,
shall be transferred, assigned and delivered to the Administrative Agent to be held as collateral and if received by any of the Pledgors, shall be received as holder for the Administrative Agent and segregated from the other property or funds of the relevant Pledgor and be forthwith delivered to the Administrative Agent as collateral in the same form as received.

6.	VOTING RIGHTS

6.1	Voting rights with the Pledgors
The voting rights, resulting from the Pledgor 1 Partnership Interests, the Pledgor 2 Partnership Interests and the Pledgor 3 Partnership Interests remain with the Pledgor 1, Pledgor 2 and Pledgor 3 (as applicable).

6.2	Impairment
Except as otherwise not prohibited by the Credit Agreement, the Pledgors shall not take, or participate in, any action which impairs in any material manner, or which would for any other reason be inconsistent in any material manner with, the Administrative Agent's security interest or the security purpose as described in Clause 4 (Security purpose) hereof or which would defeat, impair or circumvent the Administrative Agent's rights hereunder.

6.3	Information by the Pledgors
The relevant Pledgor shall notify the Administrative Agent forthwith of any shareholders' meeting at which a resolution is intended to be adopted which (except as contemplated or not prohibited by the Credit Agreement including, for the avoidance of doubt, in connection with the Post-Closing Reorganization) could reasonably be expected to have a material adverse effect upon the validity or enforceability of the Pledges granted by it. Upon an Enforcement Event, the relevant Pledgor shall allow the Administrative Agent or any other Person designated by the Administrative Agent to attend such shareholders' meeting of the Pledged Company (for the avoidance of doubt, without any voting right). Such right to attend the shareholders' meeting shall terminate immediately upon the Termination Date.

7.	REPRESENTATIONS AND WARRANTIES
The Pledgor 1, the Pledgor 2 and the Pledgor 3, each only in relation to itself and not regarding the other one, hereby represents and warrants to the Administrative Agent in relation to the Partnership Interests pledged by it that as of the date of this Agreement:

a)
the description of the Existing Partnership Interests Pledgor 1, Existing Partnership Interests Pledgor 2 and Existing Partnership Interests Pledgor 3 in Clause 1 (Definitions and Interpretation) is complete, true and correct;

b)
it is the sole legal and beneficial (wirtschaftlicher) owner of all of the Existing Partnership Interests pledged by it and except for the pledges created under the Existing Share Pledge Agreements and this Agreement as well as Permitted Liens, the Existing Partnership Interests pledged by it are free from any right, claim, title, interest, pledge, lien or other encumbrance or charge of third parties;

c)
the Existing Partnership Interests pledged by it hereunder are fully paid and are its only partnership interests in the Pledged Company and there is no obligation for a shareholder to make additional contributions in relation thereto;

d)
it is not subject to any restriction of any kind (other than Permitted Liens) with regard to the transfer of, or the granting of a pledge in, or any other disposal of, the Existing Partnership Interests respectively purported to be pledged by it or with regard to the right to receive or profit shares or other distributions on the Existing Partnership Interests respectively pledged by it;

e)
the Pledges created under this Agreement (i) over the Existing Partnership Interests Pledgor 1 and the Pledgor 1 Ancillary Rights are first ranking pledges (subject to Permitted Liens) and (ii) are junior ranking pledges (subject to Permitted Liens) over the Existing Partnership Interests (other than the Existing Partnership Interests Pledgor 1) and the respective Pledgor 2 Ancillary Rights and Pledgor 3 Ancillary Rights pertaining thereto;

f)
with the exception of such facts disclosed to the Administrative Agent, in particular with respect to the Post-Closing Reorganization, all facts mandatorily required to be entered into the commercial register of the Pledged Company have been entered into the commercial register, and, in particular, no shareholders' resolutions regarding changes in the articles of association of the Pledged Company have been passed;

g)
there are no silent partnership agreements or similar arrangements by which any third parties are entitled to a participation in the profits or revenue of the Pledged Company in respect of which it has granted a pledge; and

h)
there are no option rights or other similar rights outstanding nor is there any other agreement by virtue of which any Person is entitled to have issued or transferred to it any share, option, warrant or other interest of whatever nature in the Pledged Company, other than pursuant to this Agreement.

8.	UNDERTAKINGS OF THE PLEDGOR
The Pledgors, each only in relation to itself and not regarding the other one, undertake to the Administrative Agent (unless otherwise not prohibited by the Credit Agreement) in relation to the Partnership Interests pledged by it:

a)
to inform the Administrative Agent promptly of any attachments (Pfändung) in respect of any of the Partnership Interests or the Pledgor 1 Ancillary Rights or the Pledgor 2 Ancillary Rights or the Pledgor 3 Ancillary Rights (as applicable) or any part thereof that would reasonably be expected to have a Material Adverse Effect. In the event of any such attachment, the relevant Pledgor undertakes to forward to the Administrative Agent without undue delay a copy of the relevant attachment order (Pfändungsbeschluss), the garnishee order (Überweisungsbeschluss) and all other documents necessary for a defense against the attachment. The relevant Pledgor shall inform the attaching creditor without undue delay of the Administrative Agent's security interests hereunder;

b)	without the Administrative Agent's prior written consent,

i)
not to sell or encumber or otherwise dispose of the Partnership Interests or the Pledgor 1 Ancillary Rights, the Pledgor 2 Ancillary Rights and the Pledgor 3 Ancillary Rights, respectively, pledged by it;

ii)	not to allow any party other than itself to subscribe for any newly issued share/partnership interest in the Pledged Company;

c)
to notify the Administrative Agent without undue delay of any change in the relevant Pledgor's shareholding in, or the capital contributions to, the Pledged Company or of any change in the articles of association or the registration of the Pledged Company in the commercial register, which, in each case, would materially and adversely affect (i) the ability to transfer, pledge or otherwise dispose of the Partnership Interests or the Pledgor 1 Ancillary Rights, the Pledgor 2 Ancillary Rights and the Pledgor 3 Ancillary Rights, respectively, pledged hereunder or (ii) the validity or enforceability of the Pledges granted hereunder;

d)
to effect promptly any payments to be made to the Pledged Company in respect of the Partnership Interests, the Pledgor 1 Ancillary Rights, the Pledgor 2 Ancillary Rights and/or the Pledgor 3 Ancillary Rights;

e)	that all Future Partnership Interests pledged by it will be fully paid up and that there will be no obligation for a shareholder to make additional contributions;

f)	to ensure that at all times the Administrative Agent holds a valid and first ranking pledge over 100% of the Partnership Interests (subject to Permitted Liens); and

g)	to refrain from any act or omission which would materially and adversely affect or jeopardize directly the enforceability of the Pledges.

9.	ENFORCEMENT

9.1	Enforcement right
If and when an Enforcement Event has occurred and the requirements set forth in sections 1273 paragraph 2, 1204 et seq. of the BGB with regard to the enforcement of pledges are met (Pfandreife), the Administrative Agent may realize the Pledges (or any part thereof) by way of public auction (öffentliche Versteigerung) or in any other way permitted under German law, in any case notwithstanding section 1277 of the BGB without obtaining any enforceable judgment or other instrument (vollstreckbarer Titel).

9.2	Notification and auction

a)
If and when an Enforcement Event has occurred and the requirements set forth in Clause 9.1 (Enforcement right) are met, the Administrative Agent shall give the relevant Pledgor at least one (1) week's prior written notice of its intention to realize the security interests granted by it hereunder. However, such notice shall not be required if (i) the relevant Pledgor has generally ceased to make payments (Zahlungen eingestellt) or (ii) an application for the institution of insolvency proceedings or similar proceedings is filed by or against the relevant Pledgor, except where such application is frivolous or vexatious and is discharged.

b)
The public auction may be held at any place in the Federal Republic of Germany which will be determined by the Administrative Agent. The Administrative Agent shall notify the relevant Pledgor ten (10) days in advance of the place and time of the public auction in accordance with section 1237 sentence 2 of the BGB.

c)	No further notices are required to initiate the enforcement of the Pledges.

9.3	Administrative Agent's discretions

The Administrative Agent shall be entitled to determine in its sole discretion which part of the Pledges shall be realized to satisfy the Secured Obligations, reasonably taking into account the legitimate interests of the relevant Pledgor. Section 1230 sentence 2 of the BGB shall not apply.

9.4	Assistance by the Pledgors
If the Administrative Agent seeks to realize the Pledges pursuant to, and in accordance with Clause 9.1 (Enforcement right), the relevant Pledgor shall, at its own expense, render forthwith all assistance reasonably necessary in order to facilitate the prompt sale of the Partnership Interests, any part thereof, the prompt enforcement and realization of the Pledgor 1 Ancillary Rights, the Pledgor 2 Ancillary Rights and the Pledgor 3 Ancillary Rights and/or the exercise by the Administrative Agent of any other right the Administrative Agent may have under German law.

9.5	Profit distributions
Provided that the requirements for a realization referred to under Clause 9.1 (Enforcement right) above are met, all profit distributions and other payments, if any, which have been or will be made to any of the Pledgors and, as the case may be, all payments based on similar ancillary rights attributed to the Partnership Interests may be applied by the Administrative Agent in satisfaction in whole or in part of the Secured Obligations notwithstanding its right to treat such payments as additional collateral.

10.	INDEPENDENT AND CONTINUING SECURITY
This Agreement shall create an independent and continuing security interest and no change or amendment whatsoever in any Loan Document or in any document or agreement related to it, nor (in deviation from the principles set out in section 418 of the BGB) any assumption of debt (Schuldübernahme) in relation to the Secured Obligations, shall affect the validity or the scope of this Agreement or the obligations which are imposed on any of the Pledgors pursuant to it.

11.	RELEASE (SICHERHEITENFREIGABE)
If the Administrative Agent is obliged to release all or part of the security granted under the Collateral Documents due to mandatory German law and is requested to do so by the relevant Pledgor prior to the Termination Date, the Administrative Agent may, at its discretion, determine which part of the security may be released.

12.	WAIVER OF DEFENSES
Each Pledgor hereby waives its rights of revocation (Anfechtbarkeit) and set-off (Aufrechenbarkeit) it may have pursuant to sections 1211 and 770 of the BGB. The Administrative Agent hereby accepts such waiver.

13.	NO RECOURSE AGAINST THIRD PARTIES

a)
In deviating from section 1225 of the BGB, no right of the Administrative Agent against any other Loan Party shall pass to any of the Pledgors as a result of the enforcement of the Pledges. The relevant Pledgor may not exercise any rights which it may have by reason of performance by it of its obligations under this Agreement or as a result of the enforcement of the collateral created under this Agreement:

(i)	to be indemnified by another Loan Party;

(ii)	to claim any recourse from any other chargor of any Loan Party's obligations under the Loan Documents;

(iii)	to exercise any right of set-off against any other Loan Party; and/or

(iv)
to take the benefit (in whole or in part and whether by way of legal subrogation or otherwise) of any rights of the Secured Parties under the Loan Documents or of any other guarantee or collateral taken pursuant to, or in connection with, the Loan Documents by any Secured Party.

b)
Each Pledgor furthermore hereby waives (by way of an agreement in favor of the Administrative Agent pursuant to section 328 of the BGB) any contractual and/or statutory damage and/or reimbursement claims (Schadensersatz- und Aufwendungsersatzansprüche) against any other Loan Party it may have in case of realization and/or satisfaction of any of the Secured Obligations. For the avoidance of doubt, none of the Pledgors shall be entitled to demand an assignment of the Secured Obligations to it.

c)
If any of the Pledgors receive any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution on trust for the Secured Parties to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Loan Parties under or in connection with the Loan Documents to be repaid in full and shall promptly (unverzüglich) pay or transfer the same to the Administrative Agent or as the Administrative Agent may direct for application in accordance with the instructions of the Secured Parties.

14.	ASSIGNMENT
This Agreement shall be binding upon the Parties and their respective successors in law. If and when the pledges created hereunder have been transferred to a third party by operation of law due to a transfer of the Secured Obligations in accordance with the Loan Documents, the Administrative Agent shall be entitled to assign or otherwise transfer any and all of its rights and duties under this Agreement to such third party in accordance with the provisions of the Loan Documents provided that the assignee accepts to be bound by the terms of this Agreement. The Pledgors undertake to enter into any agreement required by the Administrative Agent (acting reasonably) and otherwise to do whatever is reasonably required by the Administrative Agent if the Administrative Agent transfers its rights and obligations in accordance with the Loan Documents wholly or partially to a third party. In particular, the Administrative Agent may require the Pledgors to create new pledges over the Partnership Interests and (including any ancillary rights pertaining thereto) in favor of the third party or another person designated by the Administrative Agent to the extent necessary (as reasonably determined by the Administrative Agent).

If and to the extent not prohibited in the Credit Agreement, the Pledgors may transfer any of its rights to any third party.

15.	PARTIAL INVALIDITY
If any provision of this Agreement should be or become invalid or unenforceable in whole or in part, this shall not affect the validity or enforceability of the remaining provisions hereof. The invalid or unenforceable provision shall be replaced by such valid and enforceable provision or agreement which best meets the intended purpose of the provision required to be replaced. The same shall apply in the event that this Agreement does not contain a provision which it needs to contain in order to achieve the intended economic purpose as expressed herein.

16.	CONFLICTS
In case any conflicts between the terms of this Agreement and the terms of the Credit Agreement, the terms of the Credit Agreement shall prevail.

17.	AMENDMENTS
Unless notarial form is required by mandatory law, changes and amendments to this Agreement (including to this Clause 17) must be made in writing.

18.	WAIVERS
No failure or delay by the Administrative Agent in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any right or remedy preclude its further exercise or the exercise of any other right or remedy. The Loan Documents shall not limit or exclude any statutory legal remedies.

19.	NOTICES AND THEIR LANGUAGE

19.1	Contact details

Any notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered personally, or sent by mail, e-mail, or fax transmission to the following addresses:
For the Pledgors:
c/o Coherent, Inc.
5100 Patrick Henry Drive
Santa Clara, CA 95054
Attn: Bret DiMarco
Phone: (408) 764-4180
Fax: (408) 764-4800
E-mail: bret.dimarco@coherent.com
Website: https://www.coherent.com/Investors/

with a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
Attn: John Fore
Phone: (650) 320-4651
Fax: (650) 493-6811
E-mail: jfore@wsgr.com

For the Administrative Agent:
Barclays Bank, PLC
745 Seventh Avenue
New York, New York 10019
Attn: May Huang
Phone: (212) 526-0787
E-mail: may.huang@barclays.com

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attn: Daniel Dokos
Phone: (212) 310-8576
Fax: (212) 310-8007
E-mail: daniel.dokos@weil.com

or to such other address as the recipient may notify or may have notified to the other party in writing.

19.2	English language

a)	Any notice given under or in connection with this Agreement must be in English.

b)	All other documents provided under or in connection with this Agreement must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Administrative Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

20.	GOVERNING LAW; JURISDICTION

a)	This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with German law.

b)
The courts of Frankfurt am Main shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (each a "Dispute").

c)
Sub-paragraph (b) is for the Administrative Agent's benefit only. As a result, the Administrative Agent shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.

21.	NOTIFICATION OF PLEDGES
The Pledgors herewith notify the Pledged Company of the Pledges and by signature to this Agreement the Pledged Company acknowledges receipt of such notification.

22.	CONSENT OF THE PLEDGOR AND THE PLEDGED COMPANY
The Pledgors and the Pledged Company herewith expressly consent to the Pledges and, upon the occurrence of an Enforcement Event, to the realization of any such Pledges, including by sale and transfer of the partnership interests in the Pledged Company as a result of or in connection with an enforcement of the Pledges in accordance with Clause 9 (Enforcement).

SCHEDULE 1
Form of Excluded Partnership Interest Notice

From:    [relevant Pledgor]
(the "Pledgor")

To:	Barclays Bank PLC
(the "Administrative Agent")
Dated: [   ]
Coherent / Rofin Financing – Partnership Interest Pledge Agreement dated [●]
Excluded Partnership Interest Notice
Dear Sirs
We refer to the partnership interest pledge agreement between ourselves as pledgor and you as pledgee dated [●] 2017 whereby certain existing and future partnership interests have been pledged to you in your capacity as Administrative Agent under the Credit Agreement (as defined therein) (the "Partnership Interest Pledge Agreement"). Unless otherwise defined in this letter, words and expressions defined in the Partnership Interest Pledge Agreement and the Credit Agreement shall have the same meaning when used in this letter.
We hereby notify you that the Partnership Interests pledged by us listed in the Excluded Partnership Interest Table below [have come into existence on [   ].] [have been identified by us as Excluded Property on [   ].]

Excluded Partnership Interest Table

We hereby represent and warrant that the Partnership Interests listed in the Excluded Partnership Interest Table [are being used for the purpose of [   ] and thereby qualifies as Excluded Property. Therefore, the Partnership Interests referred to herein shall be considered to be an Excluded Future Partnership Interests for purposes of the Partnership Interest Pledge Agreement and the

security interests in relation to such Excluded Future Partnership Interests shall be released by the Administrative Agreement in accordance with Clause 3.4 (Excluded Future Partnership Interest) of the Partnership Interests Pledge Agreement.
The Pledgor hereby confirms its acceptance of the Excluded Partnership Interest Release.
This letter shall be governed by and construed in accordance with German law.
Yours faithfully,

[●]

The Pledgor 1
COHERENT DUTCH MERGER SUB B.V.

By: _______________________________ Name: Title:

The Pledgor 2
COHERENT EUROPE B.V.

By: _______________________________ Name: Title:

The Pledgor 3
ROFIN-SINAR TECHNOLOGIES EUROPE, S.L.

By: _______________________________ Name: Title:

The Pledged Company
COHERENT HOLDING BV & CO. KG

By: _______________________________ Name: Title:

The Administrative Agent
BARCLAYS BANK PLC

By: _______________________________ Name: Title:	By: _______________________________ Name: Title:

EXHIBIT C

Deed of Pledge of Shares

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DEED OF DISCLOSED PLEDGE OVER REGISTERED SHARES
COHERENT DUTCH MERGER SUB B.V.

On this day, the […] day of […] two thousand and seventeen, appeared before me, Wijnand Hendrik Bossenbroek, civil law notary in Amsterdam:

1.
[…], employed at the offices of me, civil law notary, located at 1082 PR Amsterdam, Beethovenstraat 400, born in […] on the […] day of […] nineteen hundred and […], acting for the purposes of this deed as the holder of a written power of attorney from:

a.
Coherent Europe B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat at Utrecht (address: 3526 KL Utrecht, Kanaalweg 18 A, trade register number 16076958), as pledgor (the "Pledgor"); and

b.
Coherent Dutch Merger Sub B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat at Utrecht (address: 3526 KL Utrecht, Kanaalweg 18, trade register number 66661315), as company (the "Company"); and

2.	[…], employed at the offices of me, civil law notary, located at 1082 PR Amsterdam, Beethovenstraat 400, born in […] on the […] day of […] nineteen hundred […], acting for the purposes of this deed as the holder of a written power of attorney from:
Barclays Bank PLC, a company under the laws of England and Wales, having its registered address at 1 Churchill Place, London E14 5HP, United Kingdom, and registered with the United Kingdom under number 1026167, in its capacity as Administrative Agent and collateral agent of the other Secured Parties, as pledgee (the "Pledgee").
The persons appearing, acting in the aforementioned capacities, declared as follows:
WHEREAS

A.
Reference is made to the credit agreement, dated the seventh day of November two thousand and sixteen, between, inter alios, Coherent, Inc. as parent, Coherent Holding GmbH as borrower, certain subsidiaries of Coherent, Inc. named in that agreement as guarantors, the Pledgee as administrative agent and an L/C issuer, Bank of America, N.A. and MUFG Union Bank, N.A. as an L/C issuer (the "Credit Agreement").

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B.
Coherent, Inc., acting in its capacity as general partner (beherend vennoot) and in the name and for the account of COHR International Trading C.V., the Pledgee and the Company have entered into a deed of disclosed pledge over registered shares in the capital of the Company on the seventh day of November two thousand and sixteen (the "Original Deed") pursuant to which Coherent, Inc., acting in its capacity as general partner (beherend vennoot) and in the name and for the account of COHR International Trading C.V., has granted a right of pledge over the Collateral (as defined in the Original Deed).

C.
Pursuant to the Original Deed, the Pledgee is entitled to cancel (opzeggen) any right of pledge set out in the Original Deed in whole or in part by notice in writing to Coherent, Inc. as provided for in section 3:81(2)(d) NCC.

D.
Paragraph b. of article 9 (Cancellation, Termination and Release) of the Original Deed in conjunction with Section 11.20 of the Credit Agreement provides that the rights of pledge granted to the Pledgee on the Collateral shall be cancelled (opzeggen) upon the Disposition of such Collateral by any Loan Party to any other Person in a transaction not prohibited by the Credit Agreement and that the Pledgee shall promptly take such actions and execute any such documents as may be reasonably requested in connection with such release.

E.
On the […] day of […] two thousand and seventeen Coherent, Inc., acting in its capacity as general partner (beherend vennoot) and in the name and for the account of COHR International Trading C.V. contributed the Shares to the Pledgor in accordance with the terms of the deed of additional contribution on shares in Coherent Europe B.V. and transfer of shares in Coherent Dutch Merger Sub B.V. (the "Contribution Deed").

F.
In connection with the execution of the Contribution Deed the Pledgee has been requested and has agreed to execute this deed in order to cancel (opzeggen) the rights of pledge created in favour of the Pledgee over the Collateral pursuant to the Original Deed in accordance with the terms of this deed.

G.	Each Loan Party has or will have monetary payment obligations to the Secured Parties under or in connection with the Credit Agreement and the other Secured Documents.

H.
To enable the Pledgee to hold security governed by the laws of the Netherlands for the benefit of the Secured Parties, each Loan Party has undertaken to pay to the Pledgee, acting in its own name and not as agent or representative of the Secured Parties, amounts equal to the amounts owed by that Loan Party to all Secured Parties under the Secured Documents (each a Parallel Debt).

I.	The Pledgor wishes to create, where applicable also by way of third party security, a pledge over the Collateral in favour of the Pledgee to secure payment of the Parallel Debts.

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J.
The Pledgee enters into this deed as Administrative Agent and collateral agent under the Credit Agreement and for the benefit of the Secured Parties, but not as representative of or trustee for the Secured Parties.

DEFINITIONS AND INTERPRETATION
Article 1
1.1 Definitions
Unless otherwise defined below, capitalised words and expressions defined in the Credit Agreement have the same meanings when used in this deed:

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"Article"	means an article in this deed.
"Collateral"
all Shares, New Shares and present and future rights related thereto, including but not limited to rights in respect of dividend or of conversion, repurchase or capital reduction, bonus shares, stock dividend, liquidation or other forms of distributions, warrants, claims and options.

"Credit Agreement"	has the meaning given to that term in the recitals to this deed.
"Enforcement Event"	an Event of Default that has occurred and which is continuing and which has resulted in a default as referred to in section 3:248 NCC with respect to the payment of the Secured Obligations.
"Meeting Rights"	the rights as referred to in section 2:227 NCC.
"NCC"	the Netherlands Civil Code.
"New Shares"	any and all shares in the share capital of the Company which the Pledgor will acquire after the execution of this deed.
"Party"	means a party to this deed.
"Pledge"	means any pledge created and, to the extent applicable, purported to be created under this deed.
"Secured Documents"	means each Loan Document, each Secured Swap Contract and each Secured Treasury Management Agreement.
"Secured Obligations"
means all monetary payment obligations, whether present or future, actual or contingent, owed from time to time by any Loan Party to the Pledgee under or in connection with the Parallel Debts of such Loan Party.

"Shares"	twenty-five thousand (25,000) registered ordinary shares in the share capital of the Company, with a nominal value of one euro (EUR 1) each, numbered 1 up to and including 25,000.
"Voting Rights"	the voting rights attached to the Shares and the New Shares.
1.2 Construction and interpretation
a. A reference to any asset, legal relationship or obligation shall, where the context so permits, be construed as a reference to any present or future asset, legal relationship or obligations.
b. An Event of Default is "continuing" if it is continuing within the meaning of the Credit Agreement.
c. A reference to the "Pledgee" or the "Pledgor" shall be construed to include its respective successors or assigns.
d. A reference to an agreement, instrument or other document is a reference to such agreement, instrument or other document as from time to time amended, novated, supplemented, extended, restated or otherwise modified including in connection with an

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increase, reduction, alteration of the purpose or other amendment of the Facilities made available under the Credit Agreement (including by way of an Incremental Facility), addition of new facilities, any rescheduling of indebtedness incurred under the Credit Agreement, accession or retirement of the parties to the Credit Agreement or any combination of the foregoing (subject to any restrictions on such amendments, supplements or modifications set forth in the Credit Agreement or in any other Loan Document.
e. The word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions.
f. The words "dispose", "disposal" and "disposition" include the creation of a pledge, mortgage or other in rem right or interest.
g. The definition of "Secured Obligations" will be subject to the limitations set forth in article IV (Guarantee) of the Credit Agreement and shall for the avoidance of doubt in no event include a Parallel Debt that constitutes an Obligation under any Secured Swap Contract or Secured Treasury Management Agreement between any Domestic Loan Party and any Lender or any Affiliate of a Lender.
h. The definition of "Secured Obligations" shall not include a Parallel Debt that constitutes an Obligation to the extent that, if included, the Pledge or any part thereof would constitute a violation of the prohibition of financial assistance as contained in Chapter VI of Title IV of Spanish Companies Act.
i. Words denoting the singular shall include the plural and vice versa.
j. The words used in this deed to describe legal concepts, although in English, refer to Netherlands legal concepts only and the interpretation of those words under the laws of any country other than the Netherlands is to be disregarded.
1.3 Dutch Security Document
This deed is a Dutch Security Document.
CANCELLATION OF EXISTING RIGHT OF PLEDGE
Article 2
2.1 Cancellation
a. The Pledgee hereby cancels (zegt op) the rights of pledge created over the Collateral in favour of the Pledgee pursuant to the Original Deed.
b. The Company will send a copy of this deed to Coherent, Inc. The copy of this deed will serve as written notice as provided for in clause 9 (Cancellation, Termination and Release) paragraph a of the Original Deed.

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c. The cancellation provided for in this Clause is unconditional and irrevocable.
AGREEMENT AND CREATION OF PLEDGE
Article 3
3.1 Agreement to pledge Collateral
The Pledgor agrees to pledge to the Pledgee on the terms of this deed, all of its Collateral.
3.2 Creation of pledge over Collateral
As security for the payment when due of the Secured Obligations, the Pledgor hereby pledges to the Pledgee, as the case may be and to the extent permitted by law in advance, all of its Collateral.
3.3 Parties' intent
a. The Pledgor confirms that each Pledge is intended to extend and shall extend to the amount of the Secured Obligations from time to time notwithstanding any amendment, variation, increase, extension, addition or other event (however fundamental) of or to any Secured Document and/or of or to any facility or amount made available under any Secured Document, including but not limited to any Incremental Facility and notwithstanding any other event that may affect the Secured Obligations:
i. including any rescheduling of indebtedness under any facility, any accession of a party to or retirement of a party from any Secured Document, any deferral or redenomination of any amount owing under any Secured Document, any change in the purpose for which any facility or amount is made available, any addition of a new facility, any increase of the amount of a facility, or any increase in the margin, fee or commission or any other amount owing or accruing under any Secured Document; and
ii. irrespective of whether the purpose of that amendment, variation, increase, extension or addition or other event is to carry out business acquisitions of any nature, to increase working capital, to enable distributions to be made to shareholders, to carry out restructurings, to refinance existing facilities, to refinance any other indebtedness, to make facilities available to new borrowers, or any other purpose;
and shall likewise extend to any fees, costs and/or expenses associated with any such amendment, variation, increase, extension, addition or other event.

b. The Pledgor confirms and agrees that if the Pledgee transfers its rights under the Parallel Debts to a successor administrative agent (the "New Administrative Agent") subject to and

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in accordance with the terms of the Credit Agreement, it is intended that, to the extent possible under the laws of the Netherlands:
i. claims of the New Administrative Agent arising after the date of such transfer and falling within the definition of Secured Obligations will be secured by the Pledge;
ii. Collateral acquired by the Pledgor after the date of such transfer will be subject to the Pledge (and the Pledgor agrees and confirms that any Pledge created by the Pledgor in advance shall be deemed to have been created also for the benefit of such New Administrative Agent); and
iii. any power of attorney or waiver granted to the Pledgee under this deed will be deemed to have been created also for the benefit of such New Administrative Agent and can be enforced against the Pledgor by the New Administrative Agent.
REPRESENTATIONS AND WARRANTIES
Article 4
4.1 Representations and warranties
The Pledgor represents and warrants to the Pledgee that on the date of this deed and each date specified in Article 3.2 (Times when representations made):
a. subject to any restrictions under the Company's articles of association, it has full title to the Collateral to the extent acquired prior to the moment of this representation and it has full power to dispose of and encumber that Collateral;
b. except as not prohibited by the Credit Agreement, the Collateral is not subject to any limited right or other encumbrance and no offer has been made or agreement entered into to transfer or encumber, whether or not in advance, the Collateral and no attachment (beslag) has been levied on the Collateral;
c. there are no outstanding options or other rights entitling the holder thereof to the transfer of (part of) the Collateral or any of the present and future rights relating thereto;
d. except as not prohibited by the Credit Agreement, no rights to receive future dividends or other forms of distributions with respect to any of the Shares and/or any of the New Shares, have been granted to any party other than to the Pledgee pursuant to this deed;
e. the Shares have been paid up in full;
f. no depositary receipts have been issued for the Shares;
g. there are no outstanding claims on the Company for the issue of any shares in the share capital of the Company; and

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h. except as not prohibited by the Credit Agreement, no resolution to dissolve the Company has been adopted nor has the Chamber of Commerce notified the Company of its intention to dissolve the Company within the meaning of section 2:19a NCC.
4.2 Times when representations made
The representations and warranties in Article 4.1 (Representations and warranties) are deemed to be repeated by the Pledgor on each day the Pledgor acquires any New Share. Each representation and warranty deemed to be made after the execution of this deed shall be deemed to be made by reference to the facts and circumstances existing at the date the representation and warranty is deemed to be made and, where applicable, a reference to Shares shall be read as a reference to New Shares.
UNDERTAKINGS
Article 5
5.1 Information
Upon the occurrence and during the continuance of an Event of Default, at the Pledgee's first reasonable request and in such form as the Pledgee may reasonably designate, the Pledgor shall provide all information, evidence and documents relating to the Collateral which the Pledgee reasonably deems necessary to exercise its rights under this deed.
5.2 Duty to notify
The Pledgor shall inform the Pledgee promptly of any attachments in respect of the Collateral or any part thereof that would reasonably be expected to have a Material Adverse Effect.
5.3 Inspection of Collateral and books and records
The provisions of Section 7.10 (Inspection Rights) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, and shall apply with like effect to this deed as if fully set forth herein.
5.4 Further assurances
At the Pledgee's reasonable request, the Pledgor shall at its own expense provide any assurances to or for the benefit of the Pledgee and perform all acts that the Pledgee reasonably considers necessary for the creation or perfection of a Pledge or to exercise or have the full benefit of its rights under or in connection with this deed after the occurrence and during the continuance of an Event of Default (including the right to enforce these rights).
VOTING RIGHTS
Article 6

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The Voting Rights shall be vested in (toekomen aan) the Pledgee, subject to the cumulative conditions precedent that (i) an Event of Default shall have occurred which is continuing and (ii) the Company and the Pledgor have been notified in writing by the Pledgee that it wishes to exercise the Voting Rights. The Company confirms (and the Pledgor agrees) that a written notice from the Pledgee to the Company and the Pledgor in accordance with the provisions of this deed, stating that an Event of Default has occurred which is continuing and that the Pledgee wishes to exercise the Voting Rights shall be sufficient for it to accept the Pledgee as being exclusively entitled to exercise the Voting Rights. Until the notices referred to in the preceding sentence have been sent the Meeting Rights shall not accrue to the Pledgee.
DIVIDENDS, DISTRIBUTIONS AND OTHER PAYMENTS
Article 7
7.1 Collection by Pledgor
The Pledgor may collect all dividends, distributions and other payments on the Collateral subject to Article 7.2 (Collection by Pledgee).
7.2 Collection by Pledgee
Upon the occurrence of an Event of Default which is continuing, the Pledgee may revoke the authorisation under Article 7.1 (Collection by Pledgor) above and give notice to the Company of the Pledgee's sole authority to collect all dividends, distributions and other payments on the Collateral and the Pledgee may instruct the Company to make all further payments into a bank account designated by the Pledgee. The Pledgor hereby waives in advance any right it may have under section 3:246(4) NCC.
ENFORCEMENT
Article 8
a. During an Enforcement Event, the Pledgee may, without any further notice of default or other notice being required:
i. sell any or all of the Collateral in accordance with applicable law and take recourse against the proceeds of sale;
ii. take recourse against the proceeds of all dividends, distributions and other payments on the Collateral collected pursuant to Article 7.2 (Collection by Pledgee);
iii. exercise any other right, remedy, power or discretion provided by law or under this deed.

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b. The Pledgor waives its right to file a request with the court under section 3:251(1) NCC to sell the Collateral in another manner than as provided for in section 3:250 NCC.
c. The Pledgee shall be obliged to notify the Pledgor of the sale or of how, where or when it will be or was conducted in accordance with the provisions as provided for in section 3:249(1) NCC and 3:252 NCC.
d. The Pledgee is not obliged to first enforce any other security right created under or in connection with the Loan Documents.
e. Except as otherwise provided under the Credit Agreement, the Pledgor hereby irrevocably and unconditionally waives any right it may have or acquire under sections 3:233, 3:234, 6:139 and 6:154 NCC.
APPLICATION OF PROCEEDS
Article 9
The Pledgee shall distribute any amount received by it in payment of a Parallel Debt or pursuant to enforcement of one or more of the rights of pledge created under this deed among the Secured Parties in accordance with Section 11.24 (Parallel Debt) of the Credit Agreement, subject to mandatory provisions of the laws of the Netherlands.
CANCELLATION, TERMINATION AND RELEASE
Article 10
The Pledgee is entitled to cancel (opzeggen) any Pledge and any contractual arrangements set out in this deed in whole or in part by notice in writing to the Pledgor as provided for in section 3:81(2)(d) NCC.
Further the provisions of Section 11.20 (Release of Collateral and Guaranty Obligations) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, and shall apply with like effect to this deed as if fully set forth herein.
LIABILITY
Article 11
The provisions of Section 11.04 (b) (Indemnification by the Loan Parties) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, and shall apply with like effect to this deed as if fully set forth herein.
COSTS
Article 12
The Pledgee shall be reimbursed for all costs, losses, claims and expenses of whatever nature (including legal fees) incurred by it in connection with this deed if, and to the extent

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such reimbursement is required under Section 11.04 (a) (Expenses; Indemnity; and Damage Waiver) of the Credit Agreement.
POWER OF ATTORNEY
Article 13
The Pledgor gives the Pledgee an irrevocable power of attorney, with the right of substitution, to perform all acts, including acts of disposition (beschikkingshandelingen) on behalf of the Pledgor which in the reasonable opinion of the Pledgee are necessary in order to: (i) create or perfect the rights of pledge purported to be created under this deed and/or (ii) to have the full benefit of those rights (including performing any of the Pledgor's obligations under this deed and exercising any of the Pledgor's rights to and in connection with the Collateral). In acting on behalf of the Pledgor pursuant to the power of attorney, the Pledgee may act as counterparty of the Pledgor even in the event of a conflict of interest. The Pledgee will only use this power of attorney if (i) ten (10) Business Days have elapsed after the Pledgee has notified the Pledgor that it failed to comply with any of its obligations under or in connection with this deed or (ii) an Event of Default has occurred which is continuing.
MISCELLANEOUS
Article 14
14.1No rescission, nullification or suspension
To the extent permitted by law, the Pledgor hereby waives any right it may have at any time:
a. under sections 6:228 or 6:265 NCC or any other ground (under any applicable law) to rescind or nullify this deed or to demand its rescission or nullification in legal proceedings; and
b. under sections 6:52, 6:262 or 6:263 NCC or any other ground (under any applicable law) to suspend the performance of any obligation under or in connection with this deed.
14.2 Transfer of rights and obligations
a. The Pledgor may not transfer any of its rights and/or obligations under or in connection with this deed or its contractual relationship under this deed without the Pledgee's prior written consent.
b. The Pledgee may transfer its contractual relationship under this deed in whole or in part to third parties subject to and in accordance with Section 11.06 (Successors and Assigns) of the Credit Agreement. Each of the Pledgor and the Company in advance irrevocably grant its co-operation to such transfer of contractual relationship.

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c. Subject to compliance with Section 11.07 (Treatment of Certain Information: Confidentiality) of the Credit Agreement, the Pledgee is entitled to provide any transferee or proposed transferee with any information concerning the Pledgor and/or the Collateral.
d. Upon a transfer by the Pledgee of any rights in respect of the Parallel Debts in accordance with the terms of paragraph (b) of this Article 13.2 and the provisions of the Credit Agreement, the transferee will become entitled to the Pledge or to a corresponding undivided part thereof, as the case may be.
14.3 Notices
Any notice or other communication under or in connection with this deed must be made in accordance with the Credit Agreement.
14.4 Records and calculations of the Pledgee
The books and records maintained by the Pledgee and any calculation or determination made in the ordinary course of business by the Pledgee of the existence and the amount of the Secured Obligations, are prima facie evidence (absent manifest error) within the meaning of section 151 Netherlands Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering) of the existence and the amounts of the Secured Obligations.
14.5 Partial invalidity
If, at any time, any provision of this deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.
14.6 Amendments
This deed may only be amended by a written agreement, to the extent required by laws of the Netherlands in the form of a notarial deed executed before a civil law notary in the Netherlands.
14.7 Conflicts
a. Notwithstanding anything herein to the contrary, from and after the execution and delivery of any intercreditor agreement contemplated by the Credit Agreement (including any Intercreditor Agreement), (i) any security created in favour of (including any transfer to) the Pledgee pursuant to this

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deed will be subject to such intercreditor agreement and (ii) the exercise of any right or remedy by the Pledgee hereunder will be subject to the limitations and provisions of such intercreditor agreement.

b. In the event of any conflict or inconsistency between the terms of such intercreditor agreement and the terms of this deed, the terms of such intercreditor agreement shall govern.
In the event of any conflict or inconsistency between the terms of this deed and the terms of the Credit Agreement, the terms of the Credit Agreement shall prevail.
c. Notwithstanding the foregoing paragraphs (a) and (b), in the event of a conflict between the provisions of an intercreditor agreement and/or the Credit Agreement and any provision of this deed which are required for establishing a right of pledge over the Collateral under the laws of the Netherlands, such provisions under the laws of the Netherlands shall govern and control.
14.8 No implied waiver and no forfeiture
a. Any waiver of any provision of this deed must be made by given written notice to that effect.
b. Where the Pledgee does not exercise any right under or in connection with this deed (which includes the granting by the Pledgee to the Pledgor of an extension of time in which to perform its obligations under any of these provisions), this will not constitute a waiver or forfeiture of that right.
c. The rights of the Pledgee under this deed supplement any other right that the Pledgee may have under Netherlands law or any other law.
GOVERNING LAW AND JURISDICTION
Article 15
a. This deed shall be governed by the laws of the Netherlands (including (i) the obligation of the Pledgor as set out in Article 3.1 (Agreement to pledge Collateral) to create the Pledges, notwithstanding the existence of a provision in any other Loan Document stating that this obligation is to be governed by the laws of any other jurisdiction and (ii) the submission to jurisdiction pursuant to paragraph b. of this Article).
b. The courts of Amsterdam, the Netherlands have exclusive jurisdiction to settle any dispute arising from or in connection with this deed (including a dispute regarding the existence, validity or termination of this deed) and to hear any action or application to a court regarding enforcement of this rights of pledge. This paragraph b is for the benefit of the Pledgee only. As a result, the Pledgee shall not be prevented from taking proceedings in any other courts

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with jurisdiction. To the extent allowed by law, the Pledgee may take concurrent proceedings in any number of jurisdictions.
MANNER OF ACQUISITION
Article 16
The Pledgor acquired the Shares by means of a transfer on the legal basis (titel) of contribution, as is evidenced by a deed executed on the […] day of […] two thousand and seventeen before […],civil law notary at Amsterdam. The transfer was acknowledged by the Company on the same date, as is evidenced by that same notarial deed.
ACKNOWLEDGEMENT AND COMPANY STATEMENTS
Article 17
The Company:
a. acknowledges the cancellation of the rights of pledge created pursuant to the Original Deed;
b. acknowledges the rights of pledge on the Shares and acknowledges in advance, to the extent possible under the laws of the Netherlands, the rights of pledge on the New Shares;
c. will cause the cancellation of the rights of pledge created pursuant to the Original Deed and the rights of pledge including the conditional transfer of the Voting Rights and the conditional vesting in the Pledgee of the Meeting Rights to be duly entered in the shareholders' register without delay and provide the Pledgee promptly thereafter with a copy of the relevant entries in its shareholders' register;
d. acknowledges that it has received notice of the rights of pledge to the extent these rights are created on present or future claims against the Company in accordance with articles 3:236(2) NCC and 3:94 NCC;
e. confirms that it has at all times and without interruption accepted as valid the transfers by which the Pledgor acquired the Shares and all previous transfers of the Shares, if any; and
f. shall act in accordance with the provisions of this deed.
APPROVAL OF RIGHT OF PLEDGE
Article 18
The general meeting of the Company, pursuant to article 2:198(3) NCC, by written shareholders' resolution dated the […] day of […] two thousand and seventeen, have resolved to approve the creation of the rights of pledge (including the conditional transfer of Voting Rights to the Pledgee) by means of this deed. A copy of this written shareholders' resolution will be attached to this deed.

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AUTHORITY AND POWER OF ATTORNEY
Article 19
The authorisation granted to the persons appearing is evidenced by three (3) private powers of attorney, copies of which will be attached to this deed immediately after the execution of this deed.
CIVIL LAW NOTARY
Article 20
The Parties are aware that the undersigned civil law notary works with NautaDutilh N.V., the firm that has advised the Pledgee in this transaction. With reference to the Code of Conduct (Verordening beroeps- en gedragsregels) established by the Royal Notarial Professional Organisation (Koninklijke Notariële Beroepsorganisatie), the Parties herewith explicitly agree and consent (i) that the civil law notary shall execute this notarial deed and (ii) that the Pledgee is assisted and represented by NautaDutilh N.V. in relation to the Secured Documents and this deed and any agreements that may be concluded, or disputes that may arise, in connection therewith.
FINAL STATEMENTS
The persons appearing are known to me, civil law notary.
This deed was executed in Amsterdam on the date stated at the beginning of this deed.
After I, civil law notary, had conveyed and explained the contents of this deed in substance to the persons appearing, they declared that they had taken note of the contents of this deed, were in agreement with its contents and did not wish them to be read out in full.
Following a partial reading, this deed was signed by the persons appearing and me, civil law notary.